September 2024

Pricing Supplement No. 3,739

Registration Statement Nos. 333-275587; 333-275587-01

Dated September 27, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an equally weighted basket composed of the common stock of Apple Inc. (1/6), the common stock of Amazon.com, Inc (1/6), the class A common stock of Alphabet Inc. (1/6), the class A common stock of Meta Platforms Inc (1/6), the common stock of Microsoft Corporation (1/6) and the common stock of NVIDIA Corporation (1/6) (each referred to as a “basket component”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a payment at maturity that may be significantly less than the face amount and have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document. At maturity:

￭If the level of the basket has increased, investors will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of 45% of the face amount. As a result of the maximum return, the maximum maturity payment amount will be $1,450 per security.

￭If the level of the basket has decreased, but the decrease is not more than the buffer amount of 20%, investors will receive the face amount.

￭If the level of the basket decreases by more than the buffer amount of 20%, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket from the starting level in excess of the buffer amount of 20%.

￭Investors may lose up to 80% of the face amount of the securities.

￭The securities are for investors who seek an equity-based return and who are willing to risk their investment and forgo current income and upside above the maximum return in exchange for the participation rate and buffer features that in each case apply to a limited range of performance of the basket.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any basket component.

The current estimated value of the securities is $953.20 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$28.10	$971.90
Total	$1,235,000	$34,703.50	$1,200,296.50

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $28.10 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $22.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	September 30, 2027, subject to postponement if the calculation day is postponed
Market measure:

An equally weighted basket (the “Basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the common stock of Apple Inc. (the “AAPL Stock”) (1/6), the common stock of Amazon.com, Inc (the “AMZN Stock”) (1/6), the class A common stock of Alphabet Inc. (the “GOOGL Stock”) (1/6), the class A common stock of Meta Platforms Inc (the “META Stock”) (1/6), the common stock of Microsoft Corporation (the “MSFT Stock”) (1/6) and the common stock of NVIDIA Corporation (the “NVDA Stock”) (1/6) (each referred to as a “basket component” and collectively as the “basket components”). We sometimes refer to the basket components herein individually as a “basket stock” or collectively as the “basket stocks.”

Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

●If the ending level is greater than the starting level:

$1,000 plus the lesser of

(i)[$1,000 × basket return × participation rate], and

(ii)the maximum return

●If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000

●If the ending level is less than the threshold level:

$1,000 plus [$1,000 × (basket return + buffer amount)]

If the ending level is less than the threshold level, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

Basket return:	ending level – starting level starting level
Participation rate:	100%
Starting level:	100.00
Ending level:

The “ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 1/6 times the stock return of the AAPL Stock; (B) 1/6 times the stock return of the AMZN Stock; (C) 1/6 times the stock return of the GOOGL Stock; (D) 1/6 times the stock return of the META Stock; (E) 1/6 times the stock return of the MSFT Stock; and (F) 1/6 times the stock return of the NVDA Stock.

Stock return:	The “stock return” of a basket component will be equal to: final stock price – initial stock price initial stock price
Stock closing price:

With respect to each basket component, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Initial stock price:

With respect to the AAPL Stock: $227.79, its stock closing price on the pricing date

With respect to the AMZN Stock: $187.97, its stock closing price on the pricing date

With respect to the GOOGL Stock: $163.95, its stock closing price on the pricing date

With respect to the META Stock: $567.36, its stock closing price on the pricing date

With respect to the MSFT Stock: $428.02, its stock closing price on the pricing date

With respect to the NVDA Stock: $121.40, its stock closing price on the pricing date

Final stock price:	With respect to each basket component, its stock closing price on the calculation day
Calculation day:	September 27, 2027**
Threshold level:	80.00, which is equal to 80% of the starting level

September 2024 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Buffer amount:	20%
Maximum return:	The “maximum return” is 45% of the face amount per security ($450 per security). As a result of the maximum return, the maximum maturity payment amount is $1,450 per security.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	September 27, 2024
Original issue date:	October 2, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776RTD6 / US61776RTD60
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

September 2024 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $953.20.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the maximum return, the participation rate and the threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

September 2024 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Investor Considerations

The Principal at Risk Securities Linked to a Basket Consisting of Six Stocks due September 30, 2027 (the “securities”) can be used:

￭as an alternative to direct exposure to the Basket that provides returns based on the performance of the Basket, subject to the maximum return;

￭to achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return; and

￭to obtain a buffer against a specified level of negative performance in the Basket.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭are unwilling to accept the risk that the ending level may decrease by more than the buffer amount of 20% from the starting level, resulting in a loss of some or a significant portion of the initial investment;

￭seek uncapped exposure to the upside performance of the Basket ;

￭seek full return of the face amount of the securities at maturity;

￭seek current income from their investments;

￭seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the securities;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the information provided herein.

September 2024 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Determining Payment at Maturity

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

Is the ending level **greater than** the starting level?
Yes
You will receive: $1,000 *plus* the lesser of:
(i) [$1,000 × basket return × participation rate], and
(ii) the maximum return
No
Is the ending level **greater than or equal to** the threshold level?
Yes
You will receive $1,000.
No
You will receive:
$1,000 + [$1,000 × (basket return + buffer amount)]
In this case, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

September 2024 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on the following terms:

Face amount:	$1,000 per security
Participation rate:	100%
Threshold level:	80% of the starting level
Maximum return:	45% of the face amount ($450 per security)

Securities Payoff Diagram

The securities
The Basket
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Maturity payment amount per security
$1,000 Face amount
20% Buffer
$1,450 maximum
maturity payment amount
$200 Minimum maturity
payment amount
45%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage change from the starting value to the ending value

September 2024 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the starting level. We cannot predict the ending level on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the basket components. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the securities, based on the following terms*:

Investment term: Approximately 3 years

Starting level: 100.00

Threshold level: 80.00 (80% of the starting level)

Hypothetical initial stock price:  For each basket component, $100.00

Participation rate: 100%

Maximum return: 45% of the face amount ($450.00 per security)

*The hypothetical initial stock price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial stock price of any basket component. The actual initial stock price for each basket component is set forth under “Final Terms” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein.

Example 1 — The level of the Basket increases from a starting level of 100.00 to an ending level of 122.50.

Hypothetical final stock price:	AAPL Stock: $130
AMZN Stock: $150
GOOGL Stock: $110
META Stock: $130
MSFT Stock: $110 NVDA Stock: $105
Hypothetical stock return:

AAPL Stock: ($130 – $100) / 100 = 30%

AMZN Stock: ($150 – $100) / 100 = 50%

GOOGL Stock: ($110 – $100) / 100 = 10%
META Stock: ($130 – $100) / 100 = 30%
MSFT Stock: ($110 – $100) / 100 = 10%

NVDA Stock: ($115 – $100) / 100 = 5%

Based on the hypothetical stock returns set forth above, the hypothetical ending level would equal:

100 × [1 + (30% × 1/6) + (50% × 1/6) + (10% × 1/6) + (30% × 1/6) + (10% × 1/6) + (5% × 1/6)] = 122.50

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i)$1,000 × basket return × participation rate
$1,000 × 22.50% × 100%
= $225.00, and

(ii)the maximum return of $450.00

On the maturity date, you would receive the maturity payment amount equal to $1,225.00 per $1,000 face amount of securities, resulting in a total return on the securities of 22.50%.

Example 2 — The level of the Basket increases from a starting level of 100.00 to an ending level of 210.00.

Hypothetical final stock price:	AAPL Stock: $170
AMZN Stock: $180
GOOGL Stock: $150

September 2024 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

META Stock: $220
MSFT Stock: $300 NVDA Stock: $240
Hypothetical stock return:

AAPL Stock: ($170 – $100) / 100 = 70%

AMZN Stock: ($180 – $100) / 100 = 80%

GOOGL Stock: ($150 – $100) / 100 = 50%
META Stock: ($220 – $100) / 100 = 120%
MSFT Stock: ($300 – $100) / 100 = 200%

NVDA Stock: ($240 – $100) / 100 = 140%

Based on the hypothetical stock returns set forth above, the hypothetical ending level would equal:

100 × [1 + (70% × 1/6) + (80% × 1/6) + (50% × 1/6) + (120% × 1/6) + (200% × 1/6) + (140% × 1/6)] = 210.02

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i)$1,000 × basket return × participation rate
$1,000 × 110.02% × 100%
= $1,100.20, and

(ii)the maximum return of $450.00

On the maturity date, you would receive the maturity payment amount equal to $1,450.00 per $1,000 face amount of securities (which is the maximum maturity payment amount), resulting in a total return on the securities of 45%. The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because the maturity payment amount will be limited to 145% of the face amount for the securities, any increase in the ending level over the starting level by more than 45% of the starting level will not further increase the return on the securities.

Example 3 — The level of the Basket decreases from a starting level of 100.00 to an ending level of 95.00.

Hypothetical final stock price:	AAPL Stock: $90
AMZN Stock: $105
GOOGL Stock: $80
META Stock: $105
MSFT Stock: $70 NVDA Stock: $120
Hypothetical stock return:

AAPL Stock: ($90 – $100) / 100 = -10%

AMZN Stock: ($105 – $100) / 100 = 5%

GOOGL Stock: ($80 – $100) / 100 = -20%
META Stock: ($105 – $100) / 100 = 5%
MSFT Stock: ($70 – $100) / 100 = -30%

NVDA Stock: ($120 – $100) / 100 = 20%

Based on the hypothetical stock returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-10% × 1/6) + (5% × 1/6) + (-20% × 1/6) + (5% × 1/6) + (-30% × 1/6) + (20% × 1/6)] = 95.00

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, the maturity payment amount would equal:

$1,000

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, you would receive the maturity payment amount equal to $1,000 per $1,000 face amount of securities, resulting in a total return on the securities of 0%.

September 2024 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Example 4 — The level of the Basket decreases from a starting level of 100.00 to an ending level of 50.00.

Hypothetical final stock price:	AAPL Stock: $50
AMZN Stock: $60
GOOGL Stock: $40
META Stock: $30
MSFT Stock: $70 NVDA Stock: $50
Hypothetical stock return:	AAPL Stock: ($50 – $100) / 100 = -50% AMZN Stock: ($60 – $100) / 100 = -40% GOOGL Stock: ($40 – $100) / 100 = -60% META Stock: ($30 – $100) / 100 = -70% MSFT Stock: ($70 – $100) / 100 = -30%
NVDA Stock: ($50 – $100) / 100 = -50%

Based on the hypothetical stock returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-50% × 1/6) + (-40% × 1/6) + (-60% × 1/6) + (-70% × 1/6) + (-30% × 1/6) + (-50% × 1/6)] = 50.00

Because the hypothetical ending level is less than the starting level by more than the buffer amount of 20%, you would lose a significant portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return + buffer amount)]

$1,000 + [$1,000 × (-50% + 20%)]

= $700.00

Because the ending level is less than the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the basket in excess of the buffer amount of 20%. Therefore, the maturity payment amount is equal to $700.00 per $1,000 face amount of securities, resulting in a total loss on the securities of 30%.

If the ending level is less than the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the basket in excess of the buffer amount of 20%. You may lose up to 80% of the face amount of your securities at maturity.

September 2024 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Basket*	Performance of the Securities
Ending Level	Percentage Change from the Starting Level to the Ending Level	Maturity Payment Amount	Return on Securities(1)
200.00	100.00%	$1,450.00	45.00%
190.00	90.00%	$1,450.00	45.00%
180.00	80.00%	$1,450.00	45.00%
170.00	70.00%	$1,450.00	45.00%
160.00	60.00%	$1,450.00	45.00%
150.00	50.00%	$1,450.00	45.00%
145.00	45.00%	$1,450.00	45.00%
140.00	40.00%	$1,400.00	40.00%
130.00	30.00%	$1,300.00	30.00%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00(2)	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$900.00	-10.00%
60.00	-40.00%	$800.00	-20.00%
50.00	-50.00%	$700.00	-30.00%
40.00	-60.00%	$600.00	-40.00%
30.00	-70.00%	$500.00	-50.00%
20.00	-80.00%	$400.00	-60.00%
10.00	-90.00%	$300.00	-70.00%
0.00	-100.00%	$200.00	-80.00%

*The Basket excludes cash dividend payments on the basket components.

(1)The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(2)The starting level

September 2024 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will receive less, and up to 80% less, than the face amount of your securities at maturity if the ending level is less than the threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level is less than the threshold level, which is 80% of the starting level, you will receive less, and up to 80% less, than the face amount of your securities at maturity. Investors may lose some or a significant portion of their investment in the securities.

￭The appreciation potential of the securities is limited by the maximum return. The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because any positive return on the securities will be limited to the maximum return of 45% of the face amount for the securities, any increase in the ending level over the starting level by more than 45% of the starting level will not further increase the return on the securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the trading price and volatility (frequency and magnitude of changes in price) of the basket components, dividend rates on the basket components, interest and yield rates in the market, the time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the ending level, the occurrence of certain events affecting the basket components that may or may not require an adjustment to an adjustment factor and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Apple Inc. Overview,” “Amazon.com, Inc. Overview,” “Alphabet Inc. Overview,” “Meta Platforms, Inc. Overview,” “Microsoft Corporation Overview” and “NVIDIA Corporation Overview” below. You may receive less, and up to 80% less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the level of the Basket at any time other than the calculation day. The ending level will be based on the level of the Basket on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Basket increases prior to the calculation day but then decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the level of the Basket prior to such decrease. Although the actual level of the Basket on the maturity date or at other times during the term of the securities may be higher than the ending level, the maturity payment amount will be based solely on the level of the Basket on the calculation day.

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Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in any of the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the basket components. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of any of the basket components and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial stock prices, the threshold level and the ending level and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components), including trading in the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial stock prices, and, therefore, could increase the prices at or above which the basket components must close on the calculation day so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the final stock prices, and therefore, the ending level, and, accordingly, the amount of cash an investor will receive at maturity.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket

￭Changes in the prices of the basket components may offset each other. Price movements in the basket components may not correlate with each other. At a time when the prices of one or more basket components increase, the prices of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the calculation day, increases in the prices of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the prices of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the stock closing prices of the basket stocks on the calculation day and the overall performance of the basket stocks at any other point over the term of the securities.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to

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consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The Basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the Basket will not be affected by any change that we or our affiliates may.

￭The stock closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the stock closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying product supplement called “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events.” You should read that section in order to understand these and other adjustments that may be made to your securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting such basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock, nor will adjustments be made following the calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of such basket stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the calculation day, this may decrease the ending level to be less than the threshold level (resulting in a loss of some or a significant portion of your investment in the securities), materially and adversely affecting your return.

￭Historical prices of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the price of the basket components at any time, including on the calculation day, because historical prices of the basket components do not provide an indication of future performance of the basket components.

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Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Basket Overview

The Basket will represent a portfolio of the following six basket components, with the return of each basket component having the weighting noted parenthetically: the AAPL Stock (1/6), the AMZN Stock (1/6), the GOOGL Stock (1/6), the META Stock (1/6), the MSFT Stock (1/6) and the NVDA Stock (1/6). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components. For more information regarding the basket components, see “Apple Inc. Overview,” “Amazon.com, Inc. Overview,” “Alphabet Inc. Overview,” “Meta Platforms, Inc. Overview,” “Microsoft Corporation Overview” and “NVIDIA Corporation Overview.” The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2019 to September 27, 2024, assuming that the Basket was constructed on January 1, 2019 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the stock closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of the principal amount of the securities.

The Basket Daily Stock Closing Prices January 1, 2019 to September 27, 2024

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Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Apple Inc. Overview

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AAPL Stock for the period from January 1, 2019 through September 27, 2024. The closing price of the AAPL Stock on September 27, 2024 was $227.79. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AAPL Stock at any time, including on the calculation day.

Common Stock of Apple Inc. Daily Closing Prices January 1, 2019 to September 27, 2024

This document relates only to the securities referenced hereby and does not relate to the AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

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Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AMZN Stock for the period from January 1, 2019 through September 27, 2024. The closing price of the AMZN Stock on September 27, 2024 was $187.97. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMZN Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the AMZN Stock at any time, including on the call date or the calculation day.

Common Stock of Amazon.com, Inc. Daily Closing Prices January 1, 2019 to September 27, 2024

This document relates only to the securities referenced hereby and does not relate to the AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding the AMZN Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMZN Stock (and therefore the price of the AMZN Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMZN Stock.

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Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The GOOGL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GOOGL Stock for the period from January 1, 2019 through September 27, 2024. The closing price of the GOOGL Stock on September 27, 2024 was $163.95. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the GOOGL Stock at any time, including on the calculation day.

Class A Common Stock of Alphabet Inc. Daily Closing Prices January 1, 2019 to September 27, 2024

This document relates only to the securities referenced hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOGL Stock.

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Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

The following graph sets forth the daily closing prices of the META Stock for the period from January 1, 2019 through September 27, 2024. The closing price of the META Stock on September 27, 2024 was $567.36. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. The historical performance of the META Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the META Stock at any time, including on the calculation day.

Class A Common Stock of Meta Platforms, Inc. Daily Closing Prices January 1, 2019 to September 27, 2024

This document relates only to the securities referenced hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the META Stock.

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Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

The following graph sets forth the daily closing prices of the MSFT Stock for the period from January 1, 2019 through September 27, 2024. The closing price of the MSFT Stock on September 27, 2024 was $428.02. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the MSFT Stock at any time, including on the call date or the calculation day.

Common Stock of Microsoft Corporation Daily Closing Prices January 1, 2019 to September 27, 2024

This document relates only to the securities referenced hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding the MSFT Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

September 2024 Page 21

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2019 through September 27, 2024. The closing price of the NVDA Stock on September 27, 2024 was $121.40. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation day.

Common Stock of NVIDIA Corporation Daily Closing Prices January 1, 2019 to September 27, 2024

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

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Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

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Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Six Stocks due September 30, 2027

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $28.10 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $22.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

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